UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                             June 29, 2004

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code (941) 753-5000
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 2, 2004, Ernst & Young LLP resigned as the Company’s independent certified public accountants.

In connection with its audit as of and for the year ended December 31, 2003, the report of independent certified public accountants issued by Ernst & Young LLP, dated March 15, 2004, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for inclusion of an explanatory paragraph regarding conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with its audit as of and for the year ended December 31, 2002, the report of independent certified public accountants issued by Ernst & Young LLP, dated March 20, 2003, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the Company’s two most recent fiscal years and subsequent interim period through June 2, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for the two most recent fiscal years.

Teltronics has commenced the process of retaining new independent certified public accountants. This process is not yet complete as of June 4, 2004.

Teltronics provided Ernst & Young LLP with a copy of the disclosures contained in Item 4 above. Ernst & Young LLP’s response is attached hereto as Exhibit 16.

Item 7. Financial Statements and Exhibits.

        Listed below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)	N/A
(b)	N/A
(c)	Exhibits
	Exhibit Number	Description of Document

	16	Letter of Ernst & Young LLP dated June 29, 2004

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: June 29, 2004	By: /s/ Ewen R. Cameron Ewen R. Cameron President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
16	Letter of Ernst & Young LLP dated June 29, 2004